Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of American Airlines Group Inc.:

(1)	Registration Statement (Form S-8 No. 333-192719);

(2)	Registration Statement (Form S-8 No. 333-192660); and

(3)	Registration Statement (Form S-3 No. 333-194685)

of our report dated February 27, 2014 (except Note 7, as to which the date is February 25, 2015), with respect to the consolidated financial statements of American Airlines Group Inc., and to the references of our firm under the heading “Item 6. Selected Consolidated Financial Data,” included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Dallas, Texas

February 25, 2015

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-194685) of American Airlines, Inc. of our report dated February 27, 2014 with respect to the consolidated financial statements of American Airlines, Inc., and to the references of our firm under the heading “Item 6. Selected Consolidated Financial Data,” included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Dallas, Texas

February 25, 2015